UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 20, 2016

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2231 Rutherford Rd. Suite 200
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 438-7400

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the employment agreement we entered into with Ram Krishnan, our chief executive officer, on August 21, 2014, which was previously filed with the Securities and Exchange Commission on November 7, 2014 as an exhibit to our report on Form 10-Q, Mr. Krishnan was to be granted on or about January 1, 2016 an option to purchase 750,000 shares of our common stock (the “2016 Option”). On January 20, 2016, the nominating and corporate governance/compensation committee of our board of directors (the “Committee”) granted to Mr. Krishnan the 2016 Option. In accordance with the terms of the NTN Buzztime, Inc. Amended 2010 Performance Incentive Plan, pursuant to which the 2016 Option was granted, and with the terms of his employment agreement, the 2016 Option has an exercise price of $0.13 per share, which was the fair market value of a share of our common stock on the date of grant. In accordance with the terms of his employment agreement, the 2016 Option will vest as to 25% of the total number of shares subject to the option on January 20, 2017 and the remaining 75% will vest in 36 substantially equal monthly installments thereafter. The foregoing vesting is subject to Mr. Krishnan receiving a satisfactory performance review from the Committee for the period from January 1, 2016 through December 31, 2016 and to his continued employment with us through the applicable vesting date.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

BY: /s/ Allen Wolff
Allen Wolff
Chief Financial Officer

Date: January 22, 2016

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